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                                                                   EXHIBIT 2.9


NUMBER                                                                SHARES
 C 46     INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                ACQUEREN, INC.

                   TOTAL AUTHORIZED ISSUE 11,000,000 SHARES
                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

10,000,000 SHARES PAR VALUE               1,000,000 AUTHORIZED SHARES PAR VALUE
      $.001 EACH                                      $.001 EACH
     COMMON STOCK                                   PREFERRED STOCK

THIS IS TO CERTIFIES THAT                                      IS THE OWNER OF
                              -----------------------------

                                                                             *
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            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                               ACQUEREN, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


                                   [SEAL]
/s/ Lucille Manno                               /s/ Douglas P. Fields
-------------------------------                 -------------------------------
Lucille Manno   Asst. SECRETARY                 Douglas P. Fields           CEO